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                                                                       EXHIBIT 5

                               [WF&G LETTERHEAD]



May 31, 1995


Loral Corporation
600 Third Avenue
New York, New York  10016

       Re:  Registration Statement on Form S-3 with
            respect to 3,314,960 Shares of Common
            Stock of Loral Corporation
            ---------------------------------------


Dear Sirs:

We are acting as counsel for Loral Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, and pursuant to the Company's Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about May 31, 1995 (the "Registration Statement"), covering a proposed sale by certain stockholders (the "Selling Stockholders") of a total of 3,314,960 shares of the Company's Common Stock, $0.25 par value per share (the "Common Stock"). The shares of Common Stock covered by the Registration Statement are to be sold by the Selling Stockholders to the U.S. Underwriter and the International Manager (each such term as defined in the Registration Statement) pursuant to a U.S. Underwriting Agreement and an International Underwriting Agreement, respectively, for resale as set forth more fully in the Registration Statement (all such shares being hereinafter referred to as the "Shares").

We have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Common Stock, and made such investigations of law as we have deemed necessary and advisable.
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Loral Corporation
May 31, 1995
Page 2


Based upon the foregoing and having regard for such legal questions as we have deemed relevant, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable. No personal liability will attach to the holders of the Shares under the laws of the State of New York (wherein the Company is incorporated and has its principal place of business).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement and in the Prospectus constituting a part thereof.

We are members of the Bar of the State of New York and do not purport to be experts in, or to render any opinions with respect to, the laws of any state or jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.


Very truly yours,



WILLKIE FARR & GALLAGHER